AMENDMENT TO DEED OF TRUST,
                     FIXTURE FILING AND SECURITY AGREEMENT

     This Amendment is made and dated as of September 27, 2000, between QUALITY AUTOMOTIVE COMPANY, a Delaware corporation (the "Trustor"), and ELLEN F. DYKE AND DAVID G. LANE, as trustees (collectively, "Trustee"), for the benefit of FDP BRAKES, INC. (the "Beneficiary").

     WHEREAS, certain loans from the Beneficiary to the Trustor are secured by a Deed of Trust, Fixture Filing and Security Agreement dated May 23, 2000, by and between the Trustor and the Beneficiary on the property owned by the Trustor located in the Town of Tappahannock, Essex County, Virginia (the "Deed of Trust"); and

     WHEREAS, the Deed of Trust was recorded on June 16, 2000, in the Clerk's Office, Essex County Circuit Court in Deed of Trust Book 247, page 77; and

     WHEREAS, the parties hereto wish to amend the Deed of Trust to confirm that all further advances being made on or about the date hereof by the Beneficiary to the Trustor will be secured by the Deed of Trust and to make certain minor corrections to the Deed of Trust;

     NOW THEREFORE, in consideration of the premises, in order to induce the Beneficiary to make the further advances referred to hereinabove, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. The principal amount secured under the Deed of Trust shall be increased from $500,000 (as evidenced under the original Note dated May 23, 2000 between the


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Beneficiary and the Trustor) to $1,420,000 pursuant to the Trustor's Amended and
Restated Note dated September __, 2000, (the "Trustor's Note"). Therefore, the amount secured by the Deed of Trust shall hereafter be $1,420,000 plus all interest due thereon plus all other amounts expressed to be secured by the Deed of Trust;

     2. The second WHEREAS clause in the Deed of Trust shall be replaced by the following:

     WHEREAS, pursuant to and subject to the terms, conditions and provisions of that certain secured promissory note, dated as of May 23, 2000, as amended (the "Note"), given by the Trustor to the Beneficiary, the Beneficiary has agreed to extend to the Trustor a loan (the "Loan") in an amount of Five Hundred Thousand and 00/100 Dollars ($500,000);

     3. All references in the Deed of Trust to the Note shall be deemed to include the Trustor's Note. Except as provided herein, all of the terms and conditions of the Deed of Trust shall remain unchanged and continue in full force and effect.

                           [Signature page to follow]

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     IN WITNESS WHEREOF, this Amendment to Deed of Trust, Fixture Filing and
Security Agreement has been executed and delivered on the date first set forth above.

                                    QUALITY AUTOMOTIVE COMPANY,
                                    a Delaware corporation

                                    By: /s/ Martin Chevalier (Seal)
                                        -------------------------------
                                        Name: Martin Chevalier
                                        Its:  President


                                    ELLEN F. DYKE AND DAVID G. LANE
                                    as Trustees

                                    By: /s/ Ellen F. Dyke, Trustee
                                        -------------------------------
                                        Ellen F. Dyke


                                    By: /s/ David G. Lane, Trustee
                                        -------------------------------
                                        David G. Lane


                                    FDP BRAKES, INC.
                                    a New Jersey corporation

                                    By: /s/ John J. Carney
                                        -------------------------------
                                        Name: John J. Carney
                                        Its:  President


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